Registration No. 333-[            ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	06-1185706
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

113 King Street

Armonk, New York 10504

(Address of Principal Executive Offices including Zip Code)

MBIA Inc. 2005 Omnibus Incentive Plan

(Full title of the Plan)

Ram D. Wertheim, Esq.

Chief Legal Officer and Secretary

113 King Street

Armonk, New York 10504

(914) 765-3945

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	4,000,000 (1)	$6.06 (2)	$24,240,000 (2)	$1,352.60

(1)	Consists of shares of Common Stock to be issued under the MBIA Inc. 2005 Omnibus Incentive Plan (the “Plan”). 6,000,000 shares of Common Stock available under the Plan were previously registered on a Form S-8 filed on August 15, 2005. Such undeterminable number of additional shares as may be issuable pursuant to the operation of the recapitalization provisions of the Plan are hereby also registered.
(2)	Computed pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of determining the registration fee, based upon an assumed price of $6.06 per share, which is the average of the high and low prices of MBIA Inc. Common Stock on May 22, 2009, as reported on the New York Stock Exchange Consolidated Tape on May 22, 2009.

EXPLANATORY NOTE

MBIA Inc. (the “Company”) is filing this registration statement in accordance with Instruction E to Form S-8 to register 4,000,000 additional shares of common stock, par value $1.00 per share (the “Common Stock”) of the Company that may be issuable pursuant to the MBIA Inc. 2005 Omnibus Incentive Plan (the “Plan”). The contents of the Company’s original Registration Statement on Form S-8, Registration Statement No. 333-127539, filed on August 15, 2005 are incorporated herein by reference. The additional 4,000,000 shares of Common Stock that are the subject of this Registration Statement relate to the increase in the number of authorized shares available for issuance under the Plan as approved by the Company’s shareholders at the Company’s annual meeting held on May 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York on June 1, 2009.

MBIA INC.

By:	/s/ Joseph W. Brown
Joseph W. Brown
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Joseph W. Brown	Chief Executive Officer and	June 1, 2009
Joseph W. Brown	Director

/s/ C. Edward Chaplin	President, Chief Financial Officer and	June 1, 2009
C. Edward Chaplin	Administrative Chief Officer

/s/ Douglas C. Hamilton	Controller	June 1, 2009
Douglas C. Hamilton

/s/ David A. Coulter	Director	June 1, 2009
David A. Coulter

/s/ Claire L. Gaudiani	Director	June 1, 2009
Claire L. Gaudiani

/s/ Daniel P. Kearney	Chairman and Director	June 1, 2009
Daniel P. Kearney

/s/ Kewsong Lee	Director	June 1, 2009
Kewsong Lee

/s/ Laurence H. Meyer	Director	June 1, 2009
Laurence H. Meyer

/s/ Charles R. Rinehart	Director	June 1, 2009
Charles R. Rinehart

Director
John A. Rolls

/s/ Richard C. Vaughan	Director	June 1, 2009
Richard C. Vaughan

Index to Exhibits

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of the Company, dated May 5, 2005, incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

4.2	Company’s By-laws as Amended as of January 30, 2008, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on January 31, 2008.

5	Opinion of Day Pitney LLP as to the legality of securities to be registered (filed herewith).

10.1	MBIA Inc. 2005 Omnibus Incentive Plan, incorporated by reference to Exhibit B of the Company’s Definitive Proxy Statement filed on March 20, 2009.

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Day Pitney LLP (included in Exhibit 5).

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